As filed with the Securities and Exchange Commission on March 9, 2007.

Registration No. 333-133343

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Embarq Corporation

(Exact name of registrant as specified in its charter)

Delaware	4813	20-2923630
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5454 West 110th Street

Overland Park, Kansas 66211

(913) 323-4637

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Claudia S. Toussaint, Esq.

Vice President and Corporate Secretary

Embarq Corporation

5454 West 110th Street

Overland Park, Kansas 66211

(913) 794-1513

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Linda L. Griggs, Esq.

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW

Washington, D.C. 20004

(202) 739-5245

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement incorporates by reference the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on March 9, 2007.

SUBJECT TO COMPLETION, DATED MARCH 9, 2007

PROSPECTUS

Embarq Corporation

371,500 Shares of Common Stock Issuable in Connection with

Embarq Restricted Stock Units

Before May 17, 2006, we were a subsidiary of Sprint Nextel Corporation, or Sprint Nextel. On May 17, 2006, Sprint Nextel spun-off our company by distributing all of our common stock to its stockholders as a dividend. We are now an independent and publicly-traded company.

This prospectus relates to our issuance of shares of common stock pursuant to restricted stock units, or Embarq RSUs, that were issued on May 17, 2006 in connection with the spin-off to individuals who (i) were Sprint Nextel employees on or before May 17, 2006, (ii) held Sprint Nextel RSUs at that time and (iii) did not become Embarq employees at the spin-off (the “Sprint Nextel Holders”). The Embarq RSUs were issued under our 2006 Equity Incentive Plan. The Sprint Nextel Holders received Embarq RSUs that represent the right to receive the number of our shares of common stock that they would have received if they had received shares of Sprint Nextel common stock for the Sprint Nextel RSUs prior to the spin-off. In addition, the Sprint Nextel Holders retained their Sprint Nextel RSUs. The Embarq RSUs under which the shares of our common stock covered by this prospectus will be issued have substantially the same terms and conditions as the corresponding Sprint Nextel RSUs. We will not receive any proceeds from the issuance of the underlying shares of our common stock covered by this prospectus upon the vesting of the Embarq RSUs.

Shares of our common stock are listed on the New York Stock Exchange under the symbol “EQ.” On March 8, 2007, the last closing sale price of our common stock as reported by the New York Stock Exchange was $53.84 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 20 of our Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of certain risks relating to the spin-off, our business and ownership of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2007

You should not assume that the information contained in this prospectus is accurate as of any date other than the date set forth on the cover. Changes to the information contained in this prospectus may occur after that date. Any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. We undertake no obligation to update the information, except as required by law. You should be aware of certain risks relating to the spin-off, our business and ownership of our common stock, which are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006.

Except as otherwise indicated, references in this prospectus to “Embarq,” “we,” “us” or “our” are to Embarq Corporation and its subsidiaries. Effective August 12, 2005, Nextel Communications, Inc., which we refer to as Nextel, merged with and into a subsidiary of Sprint Corporation. Following the merger, which we refer to as the Sprint Nextel merger, Sprint changed its name to Sprint Nextel Corporation, which we refer to as Sprint Nextel. References in this prospectus to “Sprint” are to Sprint Corporation before the completion of the Sprint Nextel merger.

i

SUMMARY

This summary highlights selected information contained in this prospectus. We urge you to read carefully this prospectus in its entirety.

Our Company

We are a holding company with our business operations principally conducted through our subsidiaries.

We provide, both directly and through wholesale and sales agency relationships, a suite of communications services, consisting of local and long distance voice and data services, high-speed Internet access, wireless and satellite video services to consumer and business customers in our local service territories in 18 states. Through our Telecommunications segment, we offer regulated local communications services as an incumbent local exchange carrier, or ILEC, to roughly 5% of U.S. households, with approximately 6.9 million access lines as of December 31, 2006. We also provide access to our local network and other wholesale communications services for other carriers, communications equipment for business markets and other communications-related services. Through our Logistics segment, we provide wholesale product distribution, logistics and configuration services.

We have a significant presence in Florida, North Carolina, Nevada and Ohio (these four states represent nearly two-thirds of all of our access lines). The remaining states (in order of number of access lines) are: Virginia, Pennsylvania, Texas, Indiana, Missouri, Tennessee, New Jersey, Minnesota, Kansas, South Carolina, Washington, Oregon, Nebraska and Wyoming. We are the “carrier of last resort” and, therefore, are entitled to receive funding under universal service programs in our local service territories.

We were incorporated in 2005 under the laws of Delaware. We formerly were a wholly owned subsidiary of Sprint Nextel Corporation (Sprint Nextel). In December 2004, Sprint Nextel announced its intention to spin-off its local communications business and product distribution operations from its other businesses in a tax-free transaction. On May 17, 2006, in exchange for, and as a condition to, the transfer of assets and the assumption of liabilities described below, we (1) issued to Sprint Nextel 149.1 million shares of our common stock and (2) issued to Sprint Nextel $4.5 billion of Embarq senior notes and transferred to Sprint Nextel approximately $2.1 billion in cash. In exchange for, and contemporaneously with, the issuance of our common stock and transfer of debt and cash, Sprint Nextel transferred the Embarq assets, at historical cost, consisting of Sprint Nextel’s local communications operations and wholesale product distribution operations and the consumer and certain business long distance customers located in our service territories; and we assumed certain liabilities related to our business. The spin-off was completed through a pro rata distribution to Sprint Nextel shareholders consisting of one share of our common stock for every 20 shares of Sprint Nextel voting and non-voting shares owned by Sprint Nextel’s shareholders as of the close of business on May 8, 2006, the record date for the distribution.

As part of our overall business strategy, and consistent with the limitations under our tax sharing agreement with Sprint Nextel, we expect to regularly evaluate business opportunities. These may include investments in current or new business lines and acquisitions that complement our business and divestitures. At anytime we may be discussing or negotiating a transaction that, if consummated, could have a material effect on our business, financial condition, liquidity or results of operations. Our board of directors regularly evaluates our historic strategies and may decide to adopt new strategies in the future.

Our principal executive offices are located at 5454 West 110th Street, Overland Park, Kansas 66211 and our main telephone number is (913) 323-4637.

The Offering

Securities Offered	371,500 shares of our common stock that are issuable upon the vesting of 371,500 Embarq RSUs.

Use of Proceeds	We will not receive any proceeds from the issuance of the shares of common stock covered by this prospectus.

Listing

Shares of our common stock are listed on the New York Stock Exchange under the symbol “EQ.” On March 8, 2007, the last closing sale price of our common stock as reported by the New York Stock Exchange was $53.84 per share.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus, which includes our Annual Report on Form 10-K for the year ended December 31, 2006 incorporated by reference in this prospectus (the “2006 Form 10-K”). These forward-looking statements relate to our outlook or expectations for revenues, expenses, earnings, asset quality or other future financial or business performance, strategies or expectations, or the impact of legal, regulatory or supervisory matters on our business, results of operations or financial condition. Specifically, forward-looking statements may include:

•	statements relating to our plans, intentions, expectations, objectives or goals;

•	statements relating to our future economic performance, business prospects, revenue, income and financial condition, and any underlying assumptions relating to those statements; and

•	statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These statements reflect our management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, our management has made assumptions regarding, among other things, customer and network usage, customer growth and retention, pricing, operating costs, technology and the economic and regulatory environment.

Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause our actual results to differ are set forth in our 2006 Form 10-K.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the filing date of the 2006 Form 10-K. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the shares of our common stock underlying the Embarq RSUs and covered by this prospectus.

DESCRIPTION OF OUR CAPITAL STOCK

We have summarized below the material terms of our capital stock. You are encouraged to read our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, for greater detail on the provisions that may be important to you. The shares of our common stock covered by this prospectus will be issued upon the vesting of the Embarq RSUs. See “Description of Embarq RSUs.”

Common Stock

Authorized Shares

We are authorized to issue up to 1,250,000,000 shares of common stock.

Voting Rights

Each outstanding share of our common stock is entitled to one vote per share on each matter to be voted on by the holders of our common stock. The holders of our common stock are not entitled to cumulative voting of their shares in elections of directors.

Dividends

Subject to the prior dividend rights of holders of any shares of preferred stock, holders of shares of our common stock are entitled to receive dividends as declared by our board of directors out of funds that are legally available for that purpose.

Liquidation Rights

If our company is liquidated, dissolved or wound up, the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding will be satisfied first. The holders of our common stock will be entitled to share in our remaining assets on a pro rata basis.

Preemptive Rights

No holder of shares of our common stock or any security convertible into our common stock will have any preemptive right to acquire shares of our common stock.

Redemption of Shares Held By Aliens

Our certificate of incorporation permits, by action of the board of directors, the redemption of shares of our common stock held by aliens if necessary to comply with the foreign ownership limitations set forth in Section 310 of the Communications Act of 1934, as amended. Our common stock held by aliens may be redeemed at a price equal to the market price (i.e., the closing price on the previous trading day) of the shares on the third business day before mailing the notice of redemption, except that the redemption price with respect to shares of our common stock purchased by any alien within one year of the redemption date may not, unless otherwise determined by our board of directors, exceed the purchase price paid for those shares by the alien.

The redemption price may be paid in cash, with debt or equity securities of our company or our subsidiaries, or with any combination of those securities or any combination of cash and those securities.

If less than all of the shares of common stock held by aliens are to be redeemed, the shares to be redeemed will be selected in a manner as determined by board of directors, which may include selection first of the most recently purchased shares, selection by lot or selection in any other manner determined by the board of directors to be equitable.

We will give written notice of the redemption at least 30 days before the redemption date to the record holders of the shares selected to be redeemed, except that the redemption date may be the date on which notice is given if the cash or redemption securities necessary to effect the redemption have been deposited in trust for the benefit of holders and are subject to immediate withdrawal by them when they surrender their stock certificates.

Record Holders

As of February 28, 2007, we had approximately 45,000 shareholders of record of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is UMB Bank, n.a., Kansas City, Missouri.

Anti-Takeover Provisions

Vote Required for Certain Business Combinations. Our certificate of incorporation requires that certain business combinations initiated by a beneficial owner of 10% or more of our common stock, together with its affiliates and associates (collectively an “interested stockholder”), must be approved by the holders of 75% of our outstanding common stock, unless (1) approved by a majority of continuing directors at a meeting of directors at which at least two-thirds of the continuing directors are present, or (2) the consideration received by our stockholders in the business combination is not less than the highest price per share paid by the interested stockholder for its shares. The types of business combinations covered by this provision will include:

•	a merger or consolidation with an interested stockholder;

•	a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets with a fair market value of $10 million or more to or with an interested stockholder;

•	the issuance or transfer of our securities with an aggregate fair market value of $10 million or more to an interested stockholder;

•	the adoption of a plan or proposal for the liquidation or dissolution of our company proposed by an interested stockholder; or

•

a reclassification of securities or recapitalization of our company or other transaction that has the effect of increasing the proportionate share of our equity or convertible securities owned directly or indirectly by the interested stockholder.

In order to qualify as a continuing director, a director cannot be affiliated with the interested stockholder and must have been a director before the time the interested stockholder became an interested stockholder (or be a successor director recommended by a majority of the continuing directors).

Notice Provisions Relating to Stockholder Proposals and Nominees. Our bylaws require stockholders to give us advance written notice of a proposal or director nomination in order to have the proposal or the nominee considered at an annual meeting of stockholders. The notice must usually be given not less than 120 days and not more than 150 days before the first anniversary of the date on which proxy materials for the preceding year’s annual meeting were mailed. Under our bylaws, a special meeting of stockholders may be called only by the board of directors.

Delaware Anti-takeover Law. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years before the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for shares of our common stock.

Preferred Stock

Preferred stock may be issued by us from time to time in one or more series. Each series is to have the voting powers, designation and preferences; the relative, participating, optional or other special rights; and the qualifications, limitations or restrictions as are stated in our certificate of incorporation or in resolutions adopted by our board of directors. We are authorized to issue up to 200,000,000 shares of preferred stock.

The board of directors has the authority to create one or more series of preferred stock and, with respect to each series, to fix or alter as permitted by law:

•	the number of shares and the distinctive designation of the series;

•	the dividend rights;

•	any redemption rights, terms and prices;

•	the rights, terms and prices, if any, by which the shares may be convertible into, or exchangeable for, other shares;

•	the voting power, if any; and

•	any other terms, conditions, special rights and protective provisions.

DESCRIPTION OF EMBARQ RSUs

Overview

In connection with the spin-off, on May 17, 2006, we issued the Embarq RSUs directly to individuals who (i) were Sprint Nextel employees on or before May 17, 2006, (ii) held Sprint Nextel RSUs at that time and (iii) did not become Embarq employees at the spin-off (the “Sprint Nextel Holders”). The Sprint Nextel Holders received Embarq RSUs that represent the right to receive the number of our shares of common stock that they would have received if they had received shares of Sprint Nextel common stock for the Sprint Nextel RSUs prior to the spin-off. They also retained their Sprint Nextel RSUs.

The Embarq RSUs were issued under our 2006 Equity Incentive Plan. The Embarq RSUs are subject to the terms and conditions of the RSU Spin-off Adjustment Program, which is part of our equity plan. Our equity plan and the RSU Spin-off Adjustment Program, which we refer to collectively as the “adjustment program,” were filed as exhibits to the registration statement of which this prospectus is a part.

The RSU Spin-off Adjustment Program

Before the distribution, our board of directors and our sole stockholder, Sprint Nextel, approved our equity plan, including the adjustment program. Shares of our common stock that are subject to the adjustment program are also subject to the terms of the Employee Matters Agreement that we and Spring Nextel executed in connection with the spin-off. The Employee Matters Agreement is described in more detail below.

Generally, our Compensation Committee or one of its subcommittees administers our equity plan. A maximum of 371,500 shares of our common stock are issuable under the adjustment program, subject to adjustment as provided in our equity plan. Our equity plan is not subject to any provisions of the Employee Retirement Income Security Act (ERISA).

The adjustment program relates solely to those holders of Sprint Nextel RSUs who did not become our employees or employees of one of our subsidiaries in connection with the spin-off. No other awards will be granted under the adjustment program.

Embarq RSUs subject to the adjustment program have substantially the same terms and conditions as the Sprint Nextel RSUs. The terms and conditions of the Sprint Nextel RSUs are expressed in the award agreements and in the Sprint Corporation 1997 Long-Term Stock Incentive Program, which we refer to as Sprint 1997 LTIP. The following is a general summary of those terms and conditions. This summary does not purport to be complete and is subject to, and qualified by reference to, the provisions of our equity plan, as well as any terms and conditions in any applicable award agreement.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, spin-off or other change in the corporate structure affecting our shares, the Embarq RSUs will be adjusted further in accordance with our equity plan and in a manner determined appropriate by the Compensation Committee.

Our board may amend or discontinue our equity plan at any time. Our board may not, however, amend or discontinue our equity plan in a manner that has a material adverse effect on a holder’s Embarq RSU awards without the holder’s consent.

Employee Matters Agreement

In connection with the spin-off, we and Sprint Nextel executed the Employee Matters Agreement. Among other things, the Employee Matters Agreement provides rules for the issuance of Embarq RSUs to holders of Sprint Nextel RSUs.

General Terms and Conditions Applicable to Embarq RSUs

An Embarq RSU covered by the adjustment program represents the right of a holder of Sprint Nextel RSUs to receive from us one share of our common stock at a particular date in the future. We refer to this future date as the delivery date. A holder’s right to receive a share of our common stock under an Embarq RSU is a contractual right between the holder and us and does not give the holder a preferred claim to any of our assets or shares. In the event of our bankruptcy, the holder would be treated as a general unsecured creditor. Embarq RSU awards generally are not assignable or transferable by an individual other than by will or by the laws of descent and distribution, except as otherwise provided in individual award agreements.

Standard Terms

Unless a particular award agreement provides otherwise, the following are the standard terms and conditions of the Embarq RSUs:

•	The grant date of Embarq RSUs is deemed to be the date the corresponding Sprint Nextel RSUs were granted.

•	Generally, Embarq RSUs will not vest before the first anniversary of the grant date.

•

The vesting date of the Embarq RSUs is the vesting date of the corresponding Sprint Nextel RSUs. The Sprint Nextel RSUs vest in 2007 and 2008 on dates specified in the applicable award agreements and the Sprint 1997 LTIP. The vesting of Embarq RSUs will accelerate only if the vesting of the corresponding Sprint Nextel RSUs is accelerated.

•

We will deliver the shares of our common stock with respect to the Embarq RSUs on the delivery date the holder elected with respect to the corresponding Sprint Nextel RSUs. This delivery date may be on or after the vesting date of the corresponding Sprint Nextel RSUs. If the holder did not make an election with respect to the corresponding Sprint Nextel RSUs, we will deliver the shares of our common stock underlying the Embarq RSUs on the vesting date.

•

A holder of Embarq RSUs may extend the delivery date of the underlying shares by making an election at least 13 months before the then scheduled delivery date, provided that the election extends the delivery date by a minimum of five years from the date the underlying shares would otherwise have been delivered.

•

If cash dividends are paid on the shares of our common stock underlying the Embarq RSUs, a holder of the Embarq RSUs on the dividend record date receives on the dividend payment date a cash payment equal to the amount of the dividend paid.

•

If non-cash dividends are paid on the shares of our common stock underlying the Embarq RSUs, and the holder holds the Embarq RSUs on the dividend record date, the vesting and delivery dates of the non-cash dividend are the same as the vesting and delivery dates for the Embarq RSUs.

•

On the delivery date of any shares of our common stock underlying an Embarq RSU, Sprint Nextel will require the holder to satisfy any FICA, Medicare or any other required tax withholding through payment in cash or other means permitted by Sprint Nextel.

•	The terms governing the acceleration of the vesting of Embarq RSUs are the same as the terms governing the acceleration of Sprint Nextel RSUs under the Sprint 1997 LTIP. These terms are:

•	Sprint Nextel RSUs vest immediately after the holder’s termination of employment with Sprint Nextel if the reason for the termination was the holder’s death or total disability;

•

Sprint Nextel RSUs granted to employees vest immediately after (1) the date on which the employee attains age 65 if the Sprint Nextel RSUs have been outstanding for at least one year, or (2) the first anniversary of the grant date of the Sprint Nextel RSUs if the holder is age 65 or older on that anniversary date;

•

Sprint Nextel RSUs granted to members of Sprint Nextel’s board of directors vest immediately if (1) the director fails to be elected or fails to be re-nominated to Sprint Nextel’s board, or (2) when the director reaches mandatory retirement (the annual meeting closest to the director’s 70th birthday), or when the director reaches his or her term limit under Sprint Nextel’s corporate governance guidelines, if earlier; and

•	Sprint Nextel RSUs vest under certain circumstances in connection with a change of control of Sprint Nextel.

Possibility of Forfeiture

Embarq RSUs will be forfeited if and when the Sprint Nextel RSUs are forfeited pursuant to the Sprint 1997 LTIP and the applicable award agreement. Therefore, unless the holder’s award agreement provides otherwise, if the holder’s employment with Sprint Nextel is terminated, either voluntarily or involuntarily, before the end of the restriction period, the Sprint Nextel RSUs (and consequently the Embarq RSUs) may be forfeited.

Unless a holder’s award agreement provides otherwise, a holder’s unvested Embarq RSUs will be automatically forfeited if the holder becomes associated with, employed by, renders services to, or owns any significant interest in, any business in competition with Sprint Nextel and its subsidiaries. By accepting a job offer with a competitor of Sprint Nextel, the holder is deemed to have become associated with the competitor even before beginning employment there.

Federal Tax Consequences of Embarq RSUs

The following discussion is a summary description of the U.S. federal income tax consequences of the delivery of shares of our common stock to a holder upon the vesting of Embarq RSUs. This discussion, which is based on current law, is not intended to be a complete statement of the federal income tax consequences of participation in our equity plan. In addition, the delivery of shares of our common stock to a holder upon the vesting of Embarq RSUs also may have foreign, state, local and other tax consequences. Because the tax laws are complex and individual circumstances vary, holders of Embarq RSUs should consult their tax advisors regarding the tax consequences of the Embarq RSUs. Different rules may apply for employees who are on foreign assignment or who are not U.S. citizens.

Tax Consequences to the Holder upon Delivery of the Shares Underlying Embarq RSUs

The value of the shares of our common stock underlying the Embarq RSUs will be included in the holder’s taxable income on the delivery date of the underlying shares. The fair market value of the shares on that date will be treated as compensation and will be subject to federal and applicable state and local income tax withholding requirements. The value of our common stock underlying the RSUs on the vesting date also will be subject to FICA and Medicare tax withholding.

The amount of compensation income a holder recognizes on the delivery date of the shares of common stock underlying the Embarq RSUs becomes the holder’s tax basis in the stock. The holding period for purposes of determining whether a subsequent sale of the shares results in short-term or long-term capital gain or loss begins on the delivery date.

Tax Treatment of Cash Payments

The cash payments a holder receives equal to the amount of the dividend paid on any shares of stock underlying any Embarq RSUs are treated as compensation subject to payroll tax withholding.

PLAN OF DISTRIBUTION

The shares of our common stock underlying the Embarq RSUs and covered by this prospectus will be issued when the Embarq RSUs vest, as described above.

LEGAL MATTERS

The validity of the shares of common stock to be issued under this prospectus are passed upon for us by Morgan, Lewis & Bockius LLP, Washington, D.C.

EXPERTS

Our consolidated balance sheets as of December 31, 2006 and 2005, and the related consolidated statements of operations, cash flows and stockholders’ equity for each of the years in the three-year period ended December 31, 2006, and financial statement schedule, included in our Annual Report on Form 10-K for the year ended December 31, 2006, and incorporated by reference in this prospectus and in the registration statement, have been audited by KPMG LLP, our independent registered public accounting firm. Such consolidated financial statements and financial statement schedule have been incorporated by reference in reliance on the report of such independent registered public accounting firm given on the authority of such firm as experts in auditing and accounting. The audit report on the consolidated financial statements and related financial statement schedule refers to the adoption of the provisions of FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, in the fourth quarter of 2005 and SFAS No. 158, Employers Accounting for Defined Benefit Pension and other Postretirement Plans, an amendment of SFAS Statements No. 87, 88, 106 and 132 (R), as of December 31, 2006.

INCORPORATION BY REFERENCE

We are incorporating by reference into this prospectus our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 9, 2007.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, (i) a copy of the 2006 Form 10-K that is incorporated by reference in this prospectus, (ii) a copy of the proxy statement for our annual meeting of stockholders in 2007, portions of which are incorporated by reference into the 2006 Form 10-K and (iii) any exhibits to the 2006 Form 10-K that are specifically incorporated by reference into the 2006 Form 10-K. You may also request a copy of our SEC filings, including the 2006 Form 10-K, at no cost, by writing or telephoning us at:

Embarq Corporation

5454 West 110th Street

Overland Park, Kansas 66211

(866) 591-1964

Attn: Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC with respect to the issuance of the securities contemplated by this prospectus. This prospectus is a part of, and does not contain all of the information set forth in, the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and our common stock, please refer to the registration statement, including its exhibits, schedules and the 2006 Form 10-K. Statements made in this prospectus relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

We are subject to the information and reporting requirements of the Exchange Act and file periodic reports, proxy statements and other information with the SEC.

You may review and copy the registration statement, including its exhibits, schedules, the 2006 Form 10-K and any other materials that we file with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain such information on the Internet website maintained by the SEC at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Information contained on any website referenced in this prospectus is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

We make available free of charge most of our SEC filings, including the 2006 Form 10-K incorporated by reference herein, through our Internet website at www.embarq.com as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these filings as well as future SEC filings on our website.

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

Embarq Corporation

371,500 Shares of Common Stock Issuable in Connection with Embarq

Restricted Stock Units

PROSPECTUS

                    , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than the underwriting discounts, payable by the registrant (except as indicated below) in connection with the issuance of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Item	Amount to Be Paid*
Securities and Exchange Commission registration fee	$983
Blue Sky fees and expenses	5,000
Legal fees and expenses	100,000
Accounting fees and expenses	60,000
Printing expenses	50,000
Miscellaneous	19,017

Total	$235,000	†*

†	Most of the expenses were paid in connection with the previous filings of the registration statement.
*	Approximately 75% of these expenses were borne by Sprint Nextel Corporation.

Item 14. Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below, the registrant’s certificate of incorporation and bylaws, and the contracts referred to below.

Under Section 145 of the Delaware General Corporation Law, or the DGCL, a corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees) actually and reasonably incurred by the person if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Consistent with Section 145 of the DGCL, the registrant’s bylaws provide that it will indemnify its directors and officers or anyone serving at the registrant’s request as a director, officer, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, liabilities and loss (including attorneys’ fees, judgments, fines, excise taxes under ERISA or penalties and amounts paid in settlement) actually and reasonably incurred by such indemnitee, to the fullest extent permitted by Delaware law.

In accordance with Section 102(b)(7) of the DGCL, the registrant’s certificate of incorporation provides that directors shall not be personally liable to the registrant or its stockholders for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) certain transactions under Section 174 of the DGCL (unlawful payment of dividends), or (4) transactions from which a director derives an improper personal benefit.

The registrant’s bylaws provide that it may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the registrant, or who is or was serving at the registrant’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability arising out of the person’s status as such, whether or not the corporation would have the power to indemnify such persons against liability. The registrant is carrying standard directors and officers liability coverage for its directors and officers and the directors and officers of its subsidiaries. Subject to certain limitations and exclusions, the policies will reimburse the registrant for liabilities indemnified under its bylaws and indemnify the directors and officers against additional liabilities not indemnified under its bylaws.

The registrant has entered into indemnification agreements with its directors and officers. These agreements provide for the indemnification, to the fullest extent permitted by law but subject to the limitations contained in such agreements, of expenses, judgments, fines, penalties, and amounts paid in settlement incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding on account of service as a director, officer, employee or agent of the registrant (or other entity if at the registrant’s request).

The separation and distribution agreement between the registrant and Sprint Nextel Corporation (“Sprint Nextel”) provides for indemnification by the registrant of Sprint Nextel and its directors, officers and employees for certain liabilities, including certain liabilities under the Securities Act of 1933 and the Securities Exchange Act of 1934, related to certain information provided by the registrant in filings in connection with the spin-off of the registrant from Sprint Nextel. Similarly, the separation and distribution agreement provides for reciprocal indemnification by Sprint Nextel of the registrant and its directors, officers and employees with respect to certain information provided by Sprint Nextel included in this filing or filings in connection with the spin-off.

Sprint Nextel entered into indemnification agreements with the persons serving as outside directors of the registrant. These agreements provide for indemnification, to the fullest extent permitted by law but subject to the limitations contained in such agreements, of expenses, judgments, fines, penalties and amounts paid in settlement incurred by the director in connection with any threatened, pending or completed action, suit or proceeding on account of service as an outside director of the registrant through the effective time of the spin-off. In addition, the agreement between Sprint Nextel and Daniel R. Hesse pursuant to which Sprint Nextel has agreed to provide indemnification on account of Mr. Hesse’s service as an officer of Sprint Nextel will also provide for indemnification to him on account of his service as a director of the registrant through the effective time of the spin-off. The indemnification provided by these indemnification agreements is in addition to the indemnification provided by Sprint Nextel’s bylaws, which generally have the same scope of protection as the registrant’s bylaws and cover any person serving at Sprint Nextel’s request as a director, officer or employee of the registrant through the effective time of the spin-off.

Item 15. Recent Sales of Unregistered Securities

In connection with the registrant’s incorporation, on July 1, 2005, the registrant issued 100 shares of its common stock, par value $0.10 per share, to Sprint Corporation in consideration of an aggregate capital contribution of $100.00 by Sprint Corporation. This issuance was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof because the issuance did not involve any public offering of securities.

In connection with the spin-off of the registrant from Sprint Nextel, the third party equity plan service provider of Sprint Nextel and the registrant copied certain Sprint Nextel equity compensation data into a database designated for the administration of the registrant’s equity rights for certain employees of the registrant and Sprint Nextel. In connection with the operation of the registrant’s database and the processes that were established between the service provider, the registrant and Sprint Nextel with respect to the conversion of Sprint Nextel stock options into the registrant’s stock options, the service provider inadvertently credited the electronic stock option accounts of eight former Sprint Nextel employees with the registrant’s stock options that had not been granted to them and to which they were not entitled.

Two of these former Sprint Nextel employees exercised the stock options for a total of 41,110 shares of the registrant’s common stock. As a result of these option exercises, 2,421 shares were sold on August 18, 2006 for an aggregate exercise price of $98,656 and 38,689 shares were sold on September 14, 2006 for an aggregate exercise price of $1,458,566. Such shares were not registered under the Securities Act of 1933 and no exemption from registration was available. In conjunction with the option exercises, the two former Sprint Nextel employees sold their newly acquired shares into the public market. The registrant has recorded the aggregate exercise price for these transactions as common stock and paid-in capital on its consolidated balance sheet as of December 31, 2006.

Steps have been taken to remove unauthorized stock option allocations from the accounts of former employees of Sprint Nextel. Actions are continuing to be taken to prevent future unauthorized option account allocations and exercises. The two former Sprint Nextel employees have reimbursed the registrant for the gains obtained from their sales of the shares. The registrant repurchased 41,110 shares of common stock in the open market in February 2007 to eliminate the unintentional shareholder dilution.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

See Exhibit Index.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Overland Park, State of Kansas, on March 9, 2007.

EMBARQ CORPORATION

By:	/S/ GENE M. BETTS
Name: Gene M. Betts Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel R. Hesse	Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2007

/S/ GENE M. BETTS Gene M. Betts	Chief Financial Officer (Principal Financial Officer)	March 9, 2007

* Melanie K. Coleman	Vice President and Controller (Principal Accounting Officer)	March 9, 2007

* Peter C. Brown	Director	March 9, 2007

* Steven A. Davis	Director	March 9, 2007

* John P. Mullen	Director	March 9, 2007

* William A. Owens	Director	March 9, 2007

* Dinesh C. Paliwal	Director	March 9, 2007

* Stephanie M. Shern	Director	March 9, 2007

* Laurie A. Siegel	Director	March 9, 2007

*By:	/S/ GENE M. BETTS
Gene M. Betts, as Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

2.1***	Separation and Distribution Agreement (Incorporated by reference to Exhibit 2.1 to Amendment No. 4 to the Registration Statement on Form 10 (File No. 001-32732), filed with the Securities and Exchange Commission on May 2, 2006)

2.2***	Transition Services Agreement between Embarq Corporation (receiver) and Sprint Nextel Corporation (provider) dated as of January 20, 2006 (Incorporated by reference to Exhibit 2.2 to Amendment No. 3 to the Registration Statement on Form 10 (File No. 001-32732), filed with the Securities and Exchange Commission on April 28, 2006)

2.3***	Transition Services Agreement between Embarq Corporation (provider) and Sprint Nextel Corporation (receiver) dated as of January 20, 2006 (Incorporated by reference to Exhibit 2.3 to Amendment No. 3 to the Registration Statement on Form 10 (File No. 0001-32732), filed with the Securities and Exchange Commission on April 28, 2006)

2.4***	Tax Sharing Agreement dated as of May 17, 2006 by and among Sprint Nextel Corporation, Embarq Corporation and certain Embarq subsidiaries (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-32732), filed with the Securities and Exchange Commission on May 18, 2006)

2.5***	Employee Matters Agreement dated as of May 17, 2006 between Sprint Nextel Corporation and Embarq Corporation (Incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K (File No. 001-32732), filed with the Securities and Exchange Commission on May 18, 2006)

2.6***	Patent Agreement dated as of May 17, 2006 by and between Sprint Nextel Corporation and Embarq Corporation (Incorporated by reference to Exhibit 2.5 to the Current Report on Form 8-K (File No. 001-32732), filed with the Securities and Exchange Commission on May 18, 2006)

2.7***	Trademark Assignment and License Agreement dated as of May 17, 2006, by and among Sprint Nextel Corporation, Embarq Corporation and certain Embarq subsidiaries (Incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K (File No. 001-32732), filed with the Securities and Exchange Commission on May 18, 2006)

2.8***	Software and Proprietary Information Agreement dated as of May 17, 2006 by and between Embarq Corporation and Sprint Nextel Corporation (Incorporated by reference to Exhibit 2.4 to the Current Report on Form 8-K (File No. 001-32732), filed with the Securities and Exchange Commission on May 18, 2006)

3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Registration Statement on Form 10 (File No. 001-32732), filed with the Securities and Exchange Commission on May 2, 2006)

3.2	Amended and Restated Bylaws, as amended (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-32732), filed with the Securities and Exchange Commission on July 25, 2006)

4.1	Indenture, dated as of May 17, 2006, by and between Embarq Corporation and J.P. Morgan Trust Company, National Association, a national banking association, as trustee (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-32732), filed with the Securities and Exchange Commission on May 18, 2006)

4.2	6.738% Global Note due 2013 (Incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 001-32732), filed with the Securities and Exchange Commission on March 9, 2007)

4.3	7.082% Global Note due 2016 (Incorporated by reference to Exhibit 4.3 to the Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 001-32732), filed with the Securities and Exchange Commission on March 9, 2007)

1

Exhibit Number	Description

4.4	7.995% Global Note due 2036 (Incorporated by reference to Exhibit 4.4 to the Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 001-32732), filed with the Securities and Exchange Commission on March 9, 2007)

4.5	Credit Agreement, dated May 10, 2006, by and among Embarq Corporation (borrower), the banks, financial institutions and other institutional lenders (initial lenders) and issuers of letters of credit (initial issuing banks) and Citibank, N.A., as administrative agent (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-32732), filed with the Securities and Exchange Commission on May 11, 2006)

5.1*	Opinion of Morgan, Lewis & Bockius LLP

10.1	Agreement Regarding Special Compensation and Post Employment Restrictive Covenants, dated as of December 12, 1995, by and between Sprint Corporation and Gene M. Betts (Incorporated by reference to Exhibit 10.5 to the registrant’s Amendment No. 1 to the Registration Statement on Form 10 (File No. 001-32732), filed with the Securities and Exchange Commission on March 14, 2006)

10.2	Special Compensation and Non-Compete Agreement, dated as of August 12, 1996, by and between Sprint Corporation and William R. Blessing (Incorporated by reference to Exhibit 10.6 to the registrant’s Amendment No. 1 to the Registration Statement on Form 10 (File No. 001-32732), filed with the Securities and Exchange Commission on March 14, 2006)

10.3	Employment Agreement, dated as of August 29, 2005, by and among Sprint Corporation, Sprint/United Management Company and Melanie Coleman (Incorporated by reference to Exhibit 10.7 to the registrant’s Amendment No. 1 to the Registration Statement on Form 10 (File No. 001-32732), filed with the Securities and Exchange Commission on March 14, 2006)

10.4	Special Compensation and Non-Compete Agreement, dated as of August 12, 1997, by and between Sprint Corporation and Michael B. Fuller (Incorporated by reference to Exhibit 10.8 to the registrant’s Amendment No. 1 to the Registration Statement on Form 10 (File No. 001-32732), filed with the Securities and Exchange Commission on March 14, 2006)

10.5	Employment Agreement, dated as of December 3, 2003, by and among Sprint Corporation, Sprint/United Management Company and Thomas A. Gerke (Incorporated by reference to Exhibit 10.10 to the registrant’s Amendment No. 1 to the Registration Statement on Form 10 (File No. 001-32732), filed with the Securities and Exchange Commission on March 14, 2006)

10.6	Employment Agreement, dated as of June 7, 2005, by and among Sprint Corporation, Sprint/United Management Company and Daniel R. Hesse (Incorporated by reference to Exhibit 10.11 to the registrant’s Amendment No. 1 to the Registration Statement on Form 10 (File No. 001-32732), filed with the Securities and Exchange Commission on March 14, 2006)

10.7	Special Compensation and Non-Compete Agreement, dated as of December 9, 1997, by and between Sprint Corporation and Thomas J. McEvoy (Incorporated by reference to Exhibit 10.12 to the registrant’s Amendment No. 1 to the Registration Statement on Form 10 (File No. 001-32732), filed with the Securities and Exchange Commission on March 14, 2006)

10.8	Embarq Corporation 2006 Equity Incentive Plan, as amended and restated (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K (File No. 001-32732), filed with the Securities and Exchange Commission on December 13, 2006)

10.9	Embarq Corporation 2006 Short-Term Incentive Plan (Incorporated by reference to Exhibit 10.14 to the registrant’s Amendment No. 4 to the Registration Statement on Form 10 (File No. 001-32732), filed with the Securities and Exchange Commission on May 2, 2006)

2

Exhibit Number	Description

10.10	Form of Indemnification Agreement entered into between Embarq Corporation and each of its directors and each of the following officers: Gene M. Betts, William R. Blessing, Harrison S. Campbell, William E. Cheek, Melanie K. Coleman, Michael B. Fuller, Thomas A. Gerke, E.J. Holland, Jr., Thomas J. McEvoy and Leslie H. Meredith (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K (File No. 001-32732), filed with the Securities and Exchange Commission on May 5, 2006)

10.11	Embarq Corporation Amended and Restated Supplemental Executive Retirement Plan ((Incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 001-32732), filed with the Securities and Exchange Commission on March 9, 2007)

10.12	Embarq Corporation Key Management Benefit Plan (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K (File No. 001-32732), filed with the Securities and Exchange Commission on May 11, 2006)

10.13	Embarq Corporation Non-Employee Director Compensation Program ((Incorporated by reference to Exhibit 10.13 to the Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 001-32732), filed with the Securities and Exchange Commission on March 9, 2007)

10.14	Form of Special Equity Award Agreement for Individuals with Employment or Severance Agreements (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-32732), filed with the Securities and Exchange Commission on July 25, 2006)

10.15	Form of Special Equity Award Agreement for Individuals without Employment or Severance Agreements (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-32732), filed with the Securities and Exchange Commission on July 25, 2006)

10.16	Form of 2006 Annual Equity Award for Executive Officers other than Mr. Hesse (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-32732), filed with the Securities and Exchange Commission on August 1, 2006)

10.17	Form of 2006 Annual Equity Award for Daniel R. Hesse (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-32732), filed with the Securities and Exchange Commission on August 1, 2006)

10.18	Form of Award Agreement for Outside Directors (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-32732), filed with the Securities and Exchange Commission on August 1, 2006)

10.19	General Release and Agreement between Embarq Corporation and Michael B. Fuller dated December 19, 2006. (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K (File No. 001-32732), filed with the Securities and Exchange Commission on December 22, 2006)

10.20	Summary of Embarq Corporation 2007 Short-Term Incentive Program (Incorporated by reference to Exhibit 10.20 to the registrant’s Annual Report on Form 10-K (File No. 001-32372), filed with the Securities and Exchange Commission on March 9, 2007)

10.21	Form of 2007 Award Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-32372), filed with the Securities and Exchange Commission on February 27, 2007)

10.22	Form of 2007 Award Agreement for Daniel R. Hesse (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-32372), filed with the Securities and Exchange Commission on February 27, 2007)

3

Exhibit Number	Description

21.1	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 001-32732), filed with the Securities and Exchange Commission on March 9, 2007)

23.1*	Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1)

23.2*	Consent of KPMG LLP

24.1**	Power of Attorney (included in signature pages to Amendment No. 1 to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 4, 2006, except that Power of Attorney for Melanie K. Coleman was included in signature page to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on April 18, 2006)

Our company will furnish to the SEC upon request, a copy of the instruments defining the rights of holders of long-term debt that does not exceed 10% of the total assets of our company.

*	Filed herewith.
**	Previously filed.
***	Schedules and/or exhibits not filed will be furnished supplementally to the Securities and Exchange Commission upon request.

4